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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            FORM 8-K CURRENT REPORT

    Pursuant to section 13 or 15(d) of The Securities Exchange Act of 1934



                       Date of Report: November 15, 2001
                       (Date of earliest event reported)

                               Markel Corporation
             (Exact name of registrant as specified in its charter)


Virginia                            001-15811               54-1959284
(State or other jurisdiction       (Commission         (I.R.S. Employer of
incorporation or organization)     File Number)         Identification No.)

                             4521 Highwoods Parkway
                        Glen Allen, Virginia 23060-6148
                                (804) 747-0136
   (Address including zip code, and telephone number, including area code, of registrant's principal executive offices)

        (Former name or former address, if changed since last report.)


ITEM 5. OTHER EVENTS

     On November 15, 2001, Markel Corporation, a Virginia corporation ("Markel") entered into an Underwriting Agreement and the Pricing Agreement constituting a part thereof, each dated November 15, 2001 (together, the "Underwriting Agreement"), between the Company, and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Salomon Smith Barney Inc. as Representatives of the several underwriters (the "Underwriters") named in
Schedule I thereto. The Underwriting Agreement provided for the sale by Markel of 1,200,000 of its common shares, no par value ("Common Shares"). Markel also granted the Underwriters an option to acquire 180,000 additional Common Shares. The Common Shares were registered by Markel as part of a Registration Statement relating to $650 million of various securities on Form S-3 under the Securities Act of 1933, as amended (the "Act"). The Registration Statement (File No. 333-71952), was declared effective on October 31, 2001. On November 16, 2001, Markel filed with the Securities and Exchange Commission, pursuant to Rule 424(b)(5) under the Act, its Prospectus, dated October 31, 2001 and Prospectus Supplement, dated November 15, 2001, pertaining to the offering and sale of Common Shares pursuant to the Underwriting Agreement. Net proceeds, before expenses, received by the Company were approximately $209,960,400, assuming no exercise of the underwriter's option to acquire additional shares. With the new issue, Markel will have approximately 9,819,000 million Common Shares outstanding. A copy of the Underwriting Agreement is filed herewith as Exhibit 1.1 to this Form 8-K.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

1.1 Underwriting Agreement and Pricing Agreement constituting a part thereof, each dated November 15, 2001 between Markel Corporation, and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Salomon Smith Barney Inc. as Representatives of the several underwriters named in
     Schedule I thereto.
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 5.1  Opinion of McGuireWoods LLP

23.1  Consent of McGuireWoods LLP (included in Exhibit 5.1 filed herewith)

                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   MARKEL CORPORATION




Date: November 21, 2001            By: /s/ Darrell D. Martin
                                   -------------------------
                                   Name: Darrell D. Martin
                                   Title: Executive Vice President
                                   and Chief Financial Officer